Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of December 31, 2020, and is entered into by and among (a) UFP Technologies, Inc., as borrower under the Credit Agreement described below (the “Borrower”), (b) Moulded Fibre Technology, Inc., Simco Industries, Inc., Dielectrics, Inc., UFP Realty, LLC, UFPT MA, LLC, UFP CO, LLC, UFP FL, LLC, UFP TX, LLC, UFP MI, LLC and UFP IA, LLC (each, individually a “Guarantor” and, collectively, “Guarantors”), and (c) Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as sole lender (in such capacity, the “Sole Lender”) under the Credit Agreement referenced below.

W I T N E S S E T H:

WHEREAS, the Borrower, Guarantors, Administrative Agent and the Sole Lender are parties to that certain Amended and Restated Credit Agreement, as amended by that certain Consent, Waiver and Joinder Agreement dated as of April 13, 2020, among the Borrower, Guarantors, Administrative Agent and the Sole Lender (as previously amended and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, capitalized terms not otherwise defined herein have the definitions provided therefor in the Credit Agreement;

WHEREAS, the Borrower and Guarantors have requested that Administrative Agent and Sole Lender amend the Credit Agreement to, among other things, (a) extend the Maturity Date and (b) amend certain other provisions therein, all as more fully set forth herein; and

WHEREAS, subject to the terms and conditions set forth herein, Administrative Agent and Sole Lender are willing to so amend the Credit Agreement to accommodate the requests of Borrower and Guarantors.

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          Amendments to Credit Agreement. Effective as of the date on which each of the conditions set forth in Section 2 hereof are satisfied in full (the “First Amendment Effective Date”), the Credit Agreement is hereby amended as follows:

(a)         Amendment to Section 1.01 to Add New Defined Terms. Section 1.01 of the Credit Agreement is hereby amended by inserting the following new defined terms in appropriate alphabetical order:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” has the meaning given such term in Section 11.22.

“Communication” has the meaning given such term in Section 11.18.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning given such term in Section 11.22.

“Default Right” has the meaning given such term in Section 11.22.

“Electronic Copy” has the meaning given such term in Section 11.18.

“First Amendment Effective Date” has the meaning given such term in that certain First Amendment to Credit Agreement dated as of December 31, 2020, among the Loan Parties, Lenders and Administrative Agent.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“LIBOR Replacement Date” has the meaning given such term in Section 3.03(c).

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page that Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as designated by Administrative Agent from time to time).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Pre-Adjustment Successor Rate” has the meaning given such term in Section 3.03(c).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning given such term in Section 11.22.

“Related Adjustment” means, in determining any LIBOR Successor Rate, the first relevant available alternative set forth in the order below that can be determined by the Administrative Agent applicable to such LIBOR Successor Rate:

(A)      the spread adjustment, or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto) and which adjustment or method (x) is published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion or (y) solely with respect to Term SOFR, if not currently published, which was previously so recommended for Term SOFR and published on an information service acceptable to the Administrative Agent; or

(B)      the spread adjustment that would apply (or has previously been applied) to the fallback rate for a derivative transaction referencing the ISDA Definitions (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto).

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“SOFR” with respect to any Business Day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“Supported QFC” has the meaning given such term in Section 11.22.

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“U.S. Special Resolution Regimes” has the meaning given such term in Section 11.22.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(b)          Amendment to Section 1.01 to Replace Certain Defined Terms. Section 1.01 of the Credit Agreement is hereby further amended by amending and restating the following defined terms:

“Applicable Rate” means, for any day, the rate per annum set forth below opposite the applicable Level then in effect (based on the Consolidated Leverage Ratio), it being understood that the Applicable Rate for (a) Revolving Loans that are Eurodollar Rate Loans shall be the percentage set forth under the column designated “Eurodollar Rate & Letter of Credit Fee Revolving Loans”, (b) Revolving Loans that are Base Rate Loans shall be the percentage set forth under the column designated “Base Rate Revolving Loans”, (c) the Letter of Credit Fee shall be the percentage set forth under the column designated “Eurodollar Rate & Letter of Credit Fee Revolving Loans”, and (d) the Commitment Fee shall be the percentage set forth under the column “Commitment Fee”:

Applicable Rate
Level	Consolidated Leverage Ratio	Eurodollar Rate & Letter of Credit Fee	Base Rate	Commitment Fee
		Revolving Loans	Revolving Loans
1	<1.50x	1.25%	0.00%	0.10%
2	1.50x to 2.00x	1.50%	0.00%	0.20%
3	>2.00x	1.75%	0.25%	0.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 3 shall apply, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the first Business Day following the date on which such Compliance Certificate is delivered. In addition, at all times while the Default Rate is in effect, the highest rate set forth in each column of the Applicable Rate shall apply.

Notwithstanding anything to the contrary contained in this definition, (i) from the period from the First Amendment Effective Date through the date of delivery of the Compliance Certificate for the fiscal quarter ending December 31, 2020, pricing level 1 shall be in effect and (ii) the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b). Any adjustment to the Applicable Rate shall be applicable to all Credit Extensions then existing or subsequently made or issued.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Maturity Date” December 31, 2025; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

(c)          Amendment to Section 1.02 of Credit Agreement. Section 1.02 of the Credit Agreement shall be amended by inserting the following text at the end thereof:

(d)         Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

(d)          Amendment to Section 3.03(c) of Credit Agreement. Section 3.03(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c)         Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)           adequate and reasonable means do not exist for ascertaining LIBOR for any Interest Period hereunder or any other tenors of LIBOR, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)         the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(iii)         the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that all Interest Periods and other tenors of LIBOR are no longer representative; or

(iv)         syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR;

then, in the case of clauses (i)-(iii) above, on a date and time determined by the Administrative Agent (any such date, the “LIBOR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and shall occur reasonably promptly upon the occurrence of any of the events or circumstances under clauses (i), (ii) or (iii) above and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, LIBOR will be replaced hereunder and under any Loan Document with, subject to the proviso below, the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “LIBOR Successor Rate”; and any such rate before giving effect to the Related Adjustment, the “Pre-Adjustment Successor Rate”):

and in the case of clause (iv) above, the Borrower and Administrative Agent may amend this Agreement solely for the purpose of replacing LIBOR under this Agreement and under any other Loan Document in accordance with the definition of “LIBOR Successor Rate” and such amendment will become effective at 5:00 p.m., on the fifth Business Day after the Administrative Agent shall have notified all Lenders and the Borrower of the occurrence of the circumstances described in clause (iv) above unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to the implementation of a LIBOR Successor Rate pursuant to such clause;

provided that, if the Administrative Agent determines that Term SOFR has become available, is administratively feasible for the Administrative Agent and would have been identified as the Pre-Adjustment Successor Rate in accordance with the foregoing if it had been so available at the time that the LIBOR Successor Rate then in effect was so identified, and the Administrative Agent notifies the Borrower and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Pre-Adjustment Successor Rate shall be Term SOFR and the LIBOR Successor Rate shall be Term SOFR plus the relevant Related Adjustment.

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of (x) any occurrence of any of the events, periods or circumstances under clauses (i) through (iii) above, (y) a LIBOR Replacement Date and (z) the LIBOR Successor Rate.

Any LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any LIBOR Successor Rate as so determined would otherwise be less than 0%, the LIBOR Successor Rate will be deemed to be 0% for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Rate Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

If the events or circumstances of the type described in 3.03(c)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect, then the successor rate thereto shall be determined in accordance with the definition of “LIBOR Successor Rate.”

(e)          Amendment to Section 3.03 of Credit Agreement. Section 3.03 of the Credit Agreement is hereby amended by inserting the following text to appear at the end thereof:

(d)         Notwithstanding anything to the contrary herein, (i) after any such determination by the Administrative Agent or receipt by the Administrative Agent of any such notice described under Section 3.03(c)(i)-(iii), as applicable, if the Administrative Agent determines that none of the LIBOR Successor Rates is available on or prior to the LIBOR Replacement Date, (ii) if the events or circumstances described in Section 3.03(c)(iv) have occurred but none of the LIBOR Successor Rates is available, or (iii) if the events or circumstances of the type described in Section 3.03(c)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect and the Administrative Agent determines that none of the LIBOR Successor Rates is available, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing LIBOR or any then current LIBOR Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any Related Adjustments and any other mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a LIBOR Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(e)         If, at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, no LIBOR Successor Rate has been determined in accordance with clauses (c) or (d) of this Section 3.03 and the circumstances under clauses (c)(i) or (c)(iii) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans, Interest Periods, interest payment dates or payment periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate, until the LIBOR Successor Rate has been determined in accordance with clauses (c) or (d). Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans, Interest Periods, interest payment dates or payment periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

(f)          Amendment to Section 5.18 of Credit Agreement. Section 5.18 of the Credit Agreement is hereby amended and restated in its entirety as follows:

5.18       Sanctions Concerns and Anti-Corruption Laws.

(a)         Sanctions Concerns.  No Loan Party, nor any Subsidiary, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals or HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction. The Borrower and its Subsidiaries have conducted their businesses in compliance with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.

(b)         Anti-Corruption Laws.  The Loan Parties and their Subsidiaries have conducted their business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other applicable anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(g)          Amendment to Article V of Credit Agreement. Article V of the Credit Agreement is hereby amended by inserting the following text to appear at the end thereof:

5.23       EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

5.24       Covered Entities. No Loan Party is a Covered Entity.

5.25       Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

(h)          Amendment to Section 6.02 of Credit Agreement. Section 6.02 of the Credit Agreement is hereby amended by inserting the following new clause (l) to appear immediately following the existing clause (k) thereof and immediately preceding the paragraph beginning with “Documents required to be…”:

(l)          Beneficial Ownership. To the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, an updated Beneficial Ownership Certification promptly following any change in the information provided in the Beneficial Ownership Certification delivered to any Lender in relation to such Loan Party that would result in a change to the list of beneficial owners identified in such certification.

(i)          Amendment to Section 6.08(b) of Credit Agreement. Section 6.08(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b)          Conduct its business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions.

(j)          Amendment to Section 7.15 of Credit Agreement. Section 7.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:

7.15         Sanctions; Anti-Corruption Laws.

(a)         Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, to fund any activities of or business with any Person, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swingline Lender, or otherwise) of Sanctions.

(b)         Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other anti-corruption legislation in other jurisdictions.

(k)          Amendment to Section 11.18 of Credit Agreement. Section 11.18 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b)         This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each of the Loan Parties to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of each of the Loan Parties enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.   Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.  For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

(l)          Amendment to Section 11.20 of Credit Agreement. Section 11.20 of the Credit Agreement is hereby amended and restated in its entirety as follows:

11.20       Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)         the effects of any Bail-in Action on any such liability, including, if applicable:

(i)           a reduction in full or in part or cancellation of any such liability;

(ii)          a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)         the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

(m)          Amendment to Article XI of Credit Agreement. Article XI of the Credit Agreement shall be amended by inserting the following text at the end thereof:

11.22       Acknowledgment Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.  Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. As used in this Section, (a) “BHC Act Affiliate” means an “affiliate,” as defined in and interpreted in accordance with 12 U.S.C. §1841(k); (b) “Default Right” has the meaning assigned in and interpreted in accordance with 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable; and (c) “QFC” means a “qualified financial contract,” as defined in and interpreted in accordance with 12 U.S.C. §5390(c)(8)(D).

(n)          Amendment and Restatement of Schedules to Credit Agreement. The Schedules to the Credit Agreement attached thereto are hereby amended and restated in their entirety by replacing them with the Schedules attached as Exhibit A hereto.

2.           Conditions to Effectiveness. This Amendment become effective upon the date on which Agent shall have received each of the following:

(a)          The Administrative Agent shall have received a fully executed copy of this Amendment executed by each Loan Party, the Administrative Agent and the Sole Lender;

(b)          a counterpart of this Amendment executed by a duly authorized officer of each party hereto;

(c)          a certificate executed by the Secretary or another Responsible Officer of each Loan Party (or of the sole member (the “Sole Member”) of such Loan Party), certifying as to the Organization Documents of such Loan Party, a certificate of good standing of such Loan Party in its jurisdiction of organization, the resolutions of the governing body of such Loan Party authorizing the execution of such Loan Party of this Amendment, and the incumbency (including specimen signatures) of the Responsible Officers of such Loan Party (or of the Sole Member as applicable); and

(d)          an opinion of counsel for the Loan Parties, dated as of the First Amendment Effective Date and addressed to the Administrative Agent and the Sole Lender, in form and substance acceptable to the Administrative Agent.

3.           Fees and Expenses. The Loan Parties agree to pay all reasonable expenses, including reasonable legal fees and disbursements incurred by Administrative Agent in connection with this Amendment and the transactions contemplated hereby.

4.           Acknowledgment and Payment in Full and Termination of Term Facility. Each Loan Party, Administrative Agent and the Sole Lender acknowledges and agrees that the Term Facility has been paid in full and terminated and no further credit extensions shall be made under the Term Facility.

5.           Acknowledgment and Reaffirmation of Credit Agreement and other Loan Documents. Each Loan Party hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents to which it is a party represent the valid and enforceable obligations of such Loan Party.

6.           Representations and Warranties. To induce Administrative Agent and the Sole Lender to enter into this Amendment, each of the Loan Parties hereby represents and warrants to the Administrative Agent and the Sole Lender that:

(a)           the execution, delivery and performance by the Loan Parties of this Amendment and all other documents, instruments and agreements executed and delivered in connection herewith or therewith (i) have been duly authorized by all necessary action on the part of the Loan Parties (including any necessary shareholder consents or approvals), (ii) do not violate, conflict with or result in a default under and will not violate or conflict with or result in a default under any applicable law or regulation, any term or provision of the Organization Documents of any Loan Party or any term or provision of any material indenture, agreement or other instrument binding on any Loan Party or any of its assets, and (iii) do not require the consent of any Person which has not been obtained;

(b)          both immediately before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; and

(c)          all representations and warranties of the Loan Parties in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to or are stated to have been made as of an earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date).

7.          Solvency. Each Loan Party hereby represents and warrants that, as of the First Amendment Effective Date, after giving effect to this Amendment and the transactions contemplated hereby, such Loan Party is, individually and together with its Subsidiaries on a Consolidated basis, Solvent.

8.           Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by telecopier, pdf or electronic signature, in a manner acceptable to the Administrative Agent, shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telecopier, pdf or electronic signature shall also deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

9.           No Modification. Except as otherwise expressly set forth herein, nothing herein shall be deemed to constitute a consent to the modification or waiver of any term or condition of the Credit Agreement, all of which terms and provisions are hereby ratified and confirmed and shall continue in full force and effect.

10.         Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the Commonwealth of Massachusetts applicable to contracts made and to be performed in the Commonwealth of Massachusetts.

11.         Release. In consideration of the agreements of the Administrative Agent and the Sole Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party, on behalf of itself and each of its respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Administrative Agent and the Sole Lender and each of their successors and assigns, and each of their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Administrative Agent and the Sole Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which such Loan Party or any of its respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time prior to the date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with this Amendment or any of the other Loan Documents or transactions hereunder or thereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as a sealed instrument by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

UFP TECHNOLOGIES, INC.

By:	/s/ Ronald J. Lataille
Name: Ronald J. Lataille
Title: Treasurer

GUARANTORS:

Moulded Fibre Technology, Inc.

By:	/s/ Ronald J. Lataille
Name: Ronald J. Lataille
Title: Treasurer

SIMCO INDUSTRIES, INC.

By:	/s/ Ronald J. Lataille
Name: Ronald J. Lataille
Title: Treasurer

DIELECTRICS, INC

By:	/s/ Ronald J. Lataille
Name: Ronald J. Lataille
Title: Treasurer

UFP REALTY, LLC

By its sole member, UFP Technologies, Inc.

By:	/s/ Ronald J. Lataille
Name: Ronald J. Lataille
Title: Treasurer

UFPT MA, LLC

By its sole member, UFP Realty, LLC
By its sole member, UFP Technologies, Inc.

By:	/s/ Ronald J. Lataille
Name: Ronald J. Lataille
Title: Treasurer

UFP CO, LLC

By its sole member, UFP Realty, LLC
By its sole member, UFP Technologies, Inc.

By:	/s/ Ronald J. Lataille
Name: Ronald J. Lataille
Title: Treasurer

UFP FL, LLC

By its sole member, UFP Realty, LLC
By its sole member, UFP Technologies, Inc.

By:	/s/ Ronald J. Lataille
Name: Ronald J. Lataille
Title: Treasurer

UFP TX, LLC

By its sole member, UFP Realty, LLC
By its sole member, UFP Technologies, Inc.

By:	/s/ Ronald J. Lataille
Name: Ronald J. Lataille
Title: Treasurer

UFP MI, LLC

By its sole member, UFP Realty, LLC
By its sole member, UFP Technologies, Inc.

By:	/s/ Ronald J. Lataille
Name: Ronald J. Lataille
Title: Treasurer

UFP IA, LLC

By its sole member, UFP Realty, LLC
By its sole member, UFP Technologies, Inc.

By:	/s/ Ronald J. Lataille
Name: Ronald J. Lataille
Title: Treasurer

ADMINISTRATIVE AGENT AND SOLE LENDER:

BANK OF AMERICA, N.A.

By:	/s/ Molly Kropp
Name: Molly Kropp
Title: SVP

EXHIBIT A

Updated Schedules

SCHEDULE 1.01(a)

Certain Addresses for Notices

Borrower:

UFP Technologies, Inc.

100 Hale Street

Newburyport, MA 01950

Attn: Ron Lataille

Phone: (978) 234-0926

Email: rlataille@ufpt.com

Website Address: http://www.ufpt.com

With a Copy to:

Ruberto, Israel & Weiner, P.C.

255 State Street, 7th Floor

Boston, MA 02109

Attn: Michael D. Rosen

Phone: (617) 742-4200

Email:  mdr@riw.com

Fax: (617) 742-2355

Website:  www.riw.com

Administrative Agent:

Bank of America, N.A.

MA5-100-08-13

100 Federal Street

Boston, MA 02110

Attn: Molly Kropp, SVP

Phone: (617) 434-0176

Email: molly.m.kropp@bofa.com

Fax Number: (617) 434-1226

Notices for Credit Management & Administrative:

Bank of America, N.A.
MA5-100-08-13

100 Federal Street

Boston, MA  02110

Attn: Renee T. Turczyn, AVP

Sr. Credit Support Associate

Phone: (617) 434-1563

Email: renee.t.turczyn@baml.com

Fax Number: (617) 310-2182

LC Issuer:

Bank of America, N.A.
MA5-100-08-13

100 Federal Street

Boston, MA  02110

Attn: Renee T. Turczyn, AVP

Sr. Credit Support Associate

Phone: (617) 434-1563

Email: renee.t.turczyn@baml.com

Fax Number: (617) 310-2182

Swingline Lender: Bank of America, N.A. 100 Federal Street Boston, MA 02110

SCHEDULE 1.01(b)

Initial Commitments and Applicable Percentages

Lender	Revolving Commitment	Applicable Percentage (Revolving Loans)
Bank of America, N.A.	$50,000,000	100%
Total:	$50,000,000	100%

SCHEDULE 1.01(c)

Responsible Officers

Loan Party	Authorized Officers
UFP Technologies, Inc.	R. Jeffrey Bailly, Chairman, Chief Executive Officer and President Ronald J. Lataille, Chief Financial Officer, Treasurer, and Secretary
Moulded Fibre Technology, Inc.	R. Jeffrey Bailly, President Ronald J. Lataille, Treasurer and Assistant Secretary
Simco Industries, Inc.	R. Jeffrey Bailly, President Ronald J. Lataille, Treasurer and Secretary
Simco Automotive Trim, Inc.	R. Jeffrey Bailly, President Ronald J. Lataille, Treasurer and Secretary
DIELECTRICS, INC	R. Jeffrey Bailly, President Ronald J. Lataille, Treasurer and Secretary
UFP REALTY, LLC	R. Jeffrey Bailly, President of UFP Technologies, Inc., its sole member Ronald J. Lataille, Treasurer and Secretary of UFP Technologies, Inc., its sole member
UFPT MA, LLC

R. Jeffrey Bailly, President of UFP Technologies, Inc., as sole member of UFP Realty, LLC, its sole member

Ronald J. Lataille, Treasurer and Secretary of UFP Technologies, Inc., as sole member of UFP Realty, LLC, its sole member

UFP CO, LLC

R. Jeffrey Bailly, President of UFP Technologies, Inc., as sole member of UFP Realty, LLC, its sole member

Ronald J. Lataille, Treasurer and Secretary of UFP Technologies, Inc., as sole member of UFP Realty, LLC, its sole member

UFP FL, LLC

R. Jeffrey Bailly, President of UFP Technologies, Inc., as sole member of UFP Realty, LLC, its sole member

Ronald J. Lataille, Treasurer and Secretary of UFP Technologies, Inc., as sole member of UFP Realty, LLC, its sole member

Loan Party	Authorized Officers
UFP TX, LLC

R. Jeffrey Bailly, President of UFP Technologies, Inc., as sole member of UFP Realty, LLC, its sole member

Ronald J. Lataille, Treasurer and Secretary of UFP Technologies, Inc., as sole member of UFP Realty, LLC, its sole member

UFP MI, LLC

R. Jeffrey Bailly, President of UFP Technologies, Inc., as sole member of UFP Realty, LLC, its sole member

Ronald J. Lataille, Treasurer and Secretary of UFP Technologies, Inc., as sole member of UFP Realty, LLC, its sole member

UFP IA, LLC

R. Jeffrey Bailly, President of UFP Technologies, Inc., as sole member of UFP Realty, LLC, its sole member

Ronald J. Lataille, Treasurer and Secretary of UFP Technologies, Inc., as sole member of UFP Realty, LLC, its sole member

SCHEDULE 5.10

Insurance

Loan Party	Carrier	Policy Number	Expiration Date	Type	Amount	Deductibles
UFP Technologies, Inc. and all subsidiaries	Travelers Casualty and Surety Company of America	105533372	1/1/2023	Executive Risk Package (Crime, Fiduciary, Kidnap & Ransom)	Crime ($500k Employee Dishonesty, Forgery, Theft, Computer Fraud, Funds Transfer; $1m ERISA) Employment Practice Liability - $2m Fiduciary - $1m / claim Kidnap & Ransom - $1m/event	Crime ($15k Employee Dishonesty, Forgery, Theft; $10k Computer Fraud, Funds Transfer; $0 ERISA) EPL $150K Fiduciary $250K -
UFP Technologies, Inc. and all subsidiaries	Travelers Casualty and Surety Company of America	105533373	1/1/2022	D&O Liability	$10m/Claim & Aggregate	- $0 Part A $1M Parts B and C
UFP Technologies, Inc. and all subsidiaries	Twin City Fire Insurance	02DA034526320	1/1/2022	D&O Excess	$5m	Same as primary coverage
UFP Technologies, Inc. and all subsidiaries	Westchester Fire Insurance	G71774594001	1/1/2022	D&O Excess	$5M Part A only	Same as primary coverage
UFP Technologies, Inc. and all subsidiaries	Travelers	6300N666672	1/1/2022	Property (includes Business Interruption)	Various	Various
UFP Technologies, Inc. and all subsidiaries	Travelers	6309H435209	1/1/2022	Commercial General Liability	$1m / Occurrence $2m / Aggregate	$0 -

Loan Party	Carrier	Policy Number	Expiration Date	Type	Amount	Deductibles
UFP Technologies, Inc. and subsidiaries	Qualitas Compania de Seguros, S. A. B. de C.V.	0003444296	1/11/2021	Business Auto (Mexico – one vehicle only)	$100k	$1K
UFP Technologies, Inc. and subsidiaries	Travelers	BAOP029016	1/1/2022	Business Auto	$1m / Combined Single Limit	$1k
UFP Technologies, Inc. and all subsidiaries	Travelers	UB1L942616	1/1/2022	Workers Compensation	$1m (ER Liability each Accident)	$150k
UFP Technologies, Inc. and subsidiaries	Chubb	79847354	1/1/2022	Umbrella	$10m/Occurrence and Aggregate	$0
UFP Technologies, Inc.	Federal Insurance Company	00068852	1/1/2022	Open Cargo (International Shipping)	$200k/conveyance	$1k
UFP Technologies, Inc. and all subsidiaries	Travelers	6309H435209	1/1/2022	Employee Benefits	$1m each occurrence $2m aggregate	$0
UFP Technologies, Inc. and all subsidiaries	North American Capacity Insurance	C4LPY017725	1/1/2022	Cyber Liability	$2m	$1k
UFP Technologies, Inc. and all subsidiaries	Federal Insurance Company	06621923	1/1/2022	Domestic Transit	$200k	$1k
UFP Technologies, Inc. and all subsidiaries	Travelers	2PP16N1983A21	1/1/2022	Medical Products Liability	$10m	$25k
UFP Technologies, Inc. and all subsidiaries	Great American E&S Insurance	X52260002	1/1/2022	Excess Medical Products Liability	$5m	$0
UFP Technologies, Inc. and all subsidiaries	Travelers	2GC16N2092021	1/1/2022	Foreign Liability	Various	Various

Loan Party	Carrier	Policy Number	Expiration Date	Type	Amount	Deductibles
UFP Technologies, Inc. and all subsidiaries	Westchester Surplus Lines	G71826855001	1/1/2022	Product Recall Liability	$1m	$50k
UFP Technologies, Inc. and all subsidiaries	Continental Casualty Company	6052272679	1/1/2022	Professinal Services Liability	$3m	$50k
UFP Technologies, Inc. and all subsidiaries	Lloyds	EQP00175001	1/1/2022	Earthquake CA location	$4m	$25k
UFP Technologies, Inc. and all subsidiaries	James River Insurance Co.	00911071	1/1/2022	Excess Flood and Earthquake	$10m in excess of $25m	$25k
UFP Technologies, Inc. and all subsidiaries	Western World Insurance	BRB0009625	1/1/2022	Flood Iowa location	$10m	$25k
UFP Technologies, Inc. and all subsidiaries	Voyager Indemnity Insurance	CFS 0002184	1/1/2022	Excess Flood Iowa location	$500k	$5k
UFP Technologies, Inc. and all subsidiaries	American Bankers Insurance	24059120852020	1/1/2022	Flood Florida location	$500k	$1.25k
UFP Technologies, Inc. and all subsidiaries	Lloyds	AFR19XF1000072900	1/1/2022	Excess Flood Florida location	$1m	$0

SCHEDULE 5.20(a)

Subsidiaries, Joint Ventures, Partnerships and Other Equity Investments

Issuer	Owner	Total Number of Shares Outstanding	Number of Shares Owned by Loan Party	Certificate Number(s)	Percentage of Owned Shares by Loan Party	Class/Nature (Voting, Non-Voting, Preferred, Etc.)
Molded Fibre Technology, Inc.	UFP Technologies, Inc. (100%)	1,000	1,000		100%	Voting Common Stock
Simco Industries, Inc.	UFP Technologies, Inc. (100%)	750	750		100%	Voting Common Stock
DIELECTRICS, INC	UFP Technologies, Inc. (100%)	3,600	3,600		100%
UFP REALTY, LLC	UFP Technologies, Inc. (100%)	N/A	N/A		N/A	N/A
UFPT MA, LLC	UFP Realty, LLC, (100%)	N/A	N/A		N/A	N/A
UFP CO, LLC	UFP Realty, LLC, (100%)	N/A	N/A		N/A	N/A
UFP FL, LLC	UFP Realty, LLC, (100%)	N/A	N/A		N/A	N/A
UFP TX, LLC	UFP Realty, LLC, (100%)	N/A	N/A		N/A	N/A
UFP MI, LLC	UFP Realty, LLC, (100%)	N/A	N/A		N/A	N/A
UFP IA, LLC	UFP Realty, LLC, (100%)	N/A	N/A		N/A	N/A

SCHEDULE 5.20(b)

Loan Parties

Exact Legal Name of Loan Party:	UFP Technologies, Inc.
Previous Legal Names within the 4 months prior to the Closing Date:
Jurisdiction of Organization/Incorporation:	Delaware
Type of Organization:	Corporation
Other jurisdictions where Qualified to do Business:	Alabama, California, Colorado, Florida, Georgia, Illinois, Massachusetts, New Jersey, North Carolina, Texas, Washington
Address of Chief Executive Office:	100 Hale Street, Newburyport, MA 01959
Address of Principal Place of Business:	100 Hale Street, Newburyport, MA 01959
U.S. Federal Taxpayer Identification Number, or Unique Identification Number (as applicable)	04-2314970
Organizational Identification Number (if any):
Ownership Information (e.g. publicly held, if private or partnership—identity of owners/partners):	Publicly held
Industry or Nature of Business:	Manufacturer of custom packaging, component and product solutions for the medical, automotive, aerospace & defense, industrial, electronics and consumer markets.

*to be filled out for each Loan Party

Exact Legal Name of Loan Party:	Moulded Fibre Technology, Inc.
Previous Legal Names within the 4 months prior to the Closing Date:
Jurisdiction of Organization/Incorporation:	Maine
Type of Organization:	Corporation
Other jurisdictions where Qualified to do Business:	Iowa, Massachusetts
Address of Chief Executive Office:	100 Hale Street, Newburyport, MA 01959
Address of Principal Place of Business:	1521 Windsor Drive, Clinton, IA 52732-6611
U.S. Federal Taxpayer Identification Number, or Unique Identification Number (as applicable)	04-3214337
Organizational Identification Number (if any):
Ownership Information (e.g. publicly held, if private or partnership—identity of owners/partners):	100% owned by UFP Technologies, Inc.
Industry or Nature of Business:	Manufacturer of molded fiber products

Exact Legal Name of Loan Party:	Simco Industries, Inc.
Previous Legal Names within the 4 months prior to the Closing Date:
Jurisdiction of Organization/Incorporation:	Michigan
Type of Organization:	Corporation
Other jurisdictions where Qualified to do Business:
Address of Chief Executive Office:	100 Hale Street, Newburyport, MA 01959
Address of Principal Place of Business:	3831 Patterson Avenue, Grand Rapids, MI 49512
U.S. Federal Taxpayer Identification Number, or Unique Identification Number (as applicable)	38-1674315
Organizational Identification Number (if any):
Ownership Information (e.g. publicly held, if private or partnership—identity of owners/partners):	100% owned by UFP Technologies, Inc.
Industry or Nature of Business:	Automobile component manufacturer

Exact Legal Name of Loan Party:	Dielectrics, Inc.
Previous Legal Names within the 4 months prior to the Closing Date:
Jurisdiction of Organization/Incorporation:	Massachusetts
Type of Organization:	Corporation
Other jurisdictions where Qualified to do Business:
Address of Chief Executive Office:	300 Burnett Road, Chicopee, MA 01020
Address of Principal Place of Business:	300 Burnett Road, Chicopee, MA 01020
U.S. Federal Taxpayer Identification Number, or Unique Identification Number (as applicable)	04-3339707
Organizational Identification Number (if any):
Ownership Information (e.g. publicly held, if private or partnership—identity of owners/partners):	100% owned by UFP Technologies, Inc.
Industry or Nature of Business:	Medical device, components, and products

Exact Legal Name of Loan Party:	UFP Realty, LLC
Previous Legal Names within the 4 months prior to the Closing Date:
Jurisdiction of Organization/Incorporation:	Massachusetts
Type of Organization:	Limited liability company
Other jurisdictions where Qualified to do Business:
Address of Chief Executive Office:	100 Hale Street, Newburyport, MA 01959
Address of Principal Place of Business:	100 Hale Street, Newburyport, MA 01959
U.S. Federal Taxpayer Identification Number, or Unique Identification Number (as applicable)	84-4101278
Organizational Identification Number (if any):
Ownership Information (e.g. publicly held, if private or partnership—identity of owners/partners):	100% owned by UFP Technologies, Inc.
Industry or Nature of Business:	Real Estate

Exact Legal Name of Loan Party:	UFPT MA, LLC
Previous Legal Names within the 4 months prior to the Closing Date:
Jurisdiction of Organization/Incorporation:	Massachusetts
Type of Organization:	Limited liability company
Other jurisdictions where Qualified to do Business:
Address of Chief Executive Office:	100 Hale Street, Newburyport, MA 01959
Address of Principal Place of Business:	100 Hale Street, Newburyport, MA 01959
U.S. Federal Taxpayer Identification Number, or Unique Identification Number (as applicable)	84-4080093
Organizational Identification Number (if any):
Ownership Information (e.g. publicly held, if private or partnership—identity of owners/partners):	100% owned by UFP Realty, LLC, which is wholly owned by UFP Technologies, Inc.
Industry or Nature of Business:	Real Estate

Exact Legal Name of Loan Party:	UFP CO, LLC
Previous Legal Names within the 4 months prior to the Closing Date:
Jurisdiction of Organization/Incorporation:	Colorado
Type of Organization:	Limited liability company
Other jurisdictions where Qualified to do Business:
Address of Chief Executive Office:	100 Hale Street, Newburyport, MA 01959
Address of Principal Place of Business:	207 Umatilla Street, Denver, CO 80204
U.S. Federal Taxpayer Identification Number, or Unique Identification Number (as applicable)	84-413189
Organizational Identification Number (if any):
Ownership Information (e.g. publicly held, if private or partnership—identity of owners/partners):	100% owned by UFP Realty, LLC, which is wholly owned by UFP Technologies, Inc.
Industry or Nature of Business:	Real Estate

Exact Legal Name of Loan Party:	UFP FL, LLC
Previous Legal Names within the 4 months prior to the Closing Date:
Jurisdiction of Organization/Incorporation:	Florida
Type of Organization:	Limited liability company
Other jurisdictions where Qualified to do Business:
Address of Chief Executive Office:	100 Hale Street, Newburyport, MA 01959
Address of Principal Place of Business:	2175 Partin Settlement Road, Kissimmee, FL 34744
U.S. Federal Taxpayer Identification Number, or Unique Identification Number (as applicable)	84-4039243
Organizational Identification Number (if any):
Ownership Information (e.g. publicly held, if private or partnership—identity of owners/partners):	100% owned by UFP Realty, LLC, which is wholly owned by UFP Technologies, Inc.
Industry or Nature of Business:	Real Estate

Exact Legal Name of Loan Party:	UFP TX, LLC
Previous Legal Names within the 4 months prior to the Closing Date:
Jurisdiction of Organization/Incorporation:	Texas
Type of Organization:	Limited liability company
Other jurisdictions where Qualified to do Business:
Address of Chief Executive Office:	100 Hale Street, Newburyport, MA 01959
Address of Principal Place of Business:	211 E. 7th Street, Suite 620, Austin, TX 78701
U.S. Federal Taxpayer Identification Number, or Unique Identification Number (as applicable)	84-4043009
Organizational Identification Number (if any):
Ownership Information (e.g. publicly held, if private or partnership—identity of owners/partners):	100% owned by UFP Realty, LLC, which is wholly owned by UFP Technologies, Inc.
Industry or Nature of Business:	Real Estate

Exact Legal Name of Loan Party:	UFP MI, LLC
Previous Legal Names within the 4 months prior to the Closing Date:
Jurisdiction of Organization/Incorporation:	Michigan
Type of Organization:	Limited liability company
Other jurisdictions where Qualified to do Business:
Address of Chief Executive Office:	100 Hale Street, Newburyport, MA 01959
Address of Principal Place of Business:	3831 Patterson Avenue, Grand Rapids, MI 49512
U.S. Federal Taxpayer Identification Number, or Unique Identification Number (as applicable)	84-4056586
Organizational Identification Number (if any):
Ownership Information (e.g. publicly held, if private or partnership—identity of owners/partners):	100% owned by UFP Realty, LLC, which is wholly owned by UFP Technologies, Inc.
Industry or Nature of Business:	Real Estate

Exact Legal Name of Loan Party:	UFP IA, LLC
Previous Legal Names within the 4 months prior to the Closing Date:
Jurisdiction of Organization/Incorporation:	Iowa
Type of Organization:	Limited liability company
Other jurisdictions where Qualified to do Business:
Address of Chief Executive Office:	100 Hale Street, Newburyport, MA 01959
Address of Principal Place of Business:	1521 Windsor Drive, Clinton, IA 52732
U.S. Federal Taxpayer Identification Number, or Unique Identification Number (as applicable)	84-4072003
Organizational Identification Number (if any):
Ownership Information (e.g. publicly held, if private or partnership—identity of owners/partners):	100% owned by UFP Realty, LLC, which is wholly owned by UFP Technologies, Inc.
Industry or Nature of Business:	Real Estate

SCHEDULE 7.01

Existing Liens

See UCC REPORT attached hereto

SCHEDULE 7.02

Existing Indebtedness

None.

SCHEDULE 7.03

Existing Investments

None